Form C

Cover Page

Name of issuer:

Comic Blitz LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: DE

Date of organization: 3/27/2014

Physical address of issuer:

2669 1/2 Waverly Drive
Los Angeles CA 90039

Website of issuer:

https://www.comicblitz.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

5/1/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$12,842.00	$5,912.00
Cash & Cash Equivalents:	$12,056.00	$5,912.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$966.00	$0.00
Long-term Debt:	$144,294.00	$13,542.00
Revenues/Sales:	$985.00	$0.00
Cost of Goods Sold:	$10,848.00	$0.00
Taxes Paid:	$800.00	$0.00
Net Income:	($123,822.00)	($7,630.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Comic Blitz LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Surya Krishnan	Chief Financial Officer	2017
Gregory Weiss	CTO	2014
Jordan Plosky	CEO	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Gregory Weiss	Equity	34.25
Jordan Plosky	Equity	50.9

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> ComicBlitz relies on publishers to license their content to us in order for us to distribute it to our end users. We currently have licensing agreements with 29 publishers. 6 are Top 20 publishers, and a 7th is an imprint of the #3 publisher. We forsee that number growing, and filling out the rest of the Top 20. However there is the possibility of ComicBlitz not being able to obtain certain licenses.
>
> ComicBlitz is a true competitor in the field of subscription digital comic books, and has very few competitors. We have substantial differentiators currently, and planned for future iterations of our product. However, our largest competitor, is Comixology, an Amazon company with pre-established relationships with publishers, and truly unlimited access to capital.
>
> ComicBlitz's revenue is nominal, but is due to lack of capital to reach more potential users. Although revenues are expected to grow exponentially over the next few years, there is the possibility of this not happening.

Gregory Weiss (CTO) is full time. Jordan Plosky (CEO) and Surya Krishnan (CFO) are not currently full time with the company. As such, it is likely that the company will not make the same progress as it would if that were not the case. Jordan will be returning the full time status at a later date.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$50,000**
Use of Proceeds:	Used to license premier content, and online customer acquisition.

If we raise:	**$100,000**
Use of Proceeds:	Used to license premier content, online customer acquisition and outsource further technology development on our product road map. Small stipends for CEO, CTO.

If we raise: **$250,000**

Use of Proceeds: Used to license premier content, online customer acquisition and outsource further technology development on our product road map. Small salaries for CEO, CTO. Small stipends for VP of Finance. Hire Marketing Consultant.

If we raise: **$500,000**

Use of Proceeds: Used to license premier content, online customer acquisition, travel to and exhibit at select top tier comic conventions, Salaries for CEO, CTO, stipends for VP, Marketing Consultant, and additional new administrative hire.

If we raise: **$1,000,000**

Use of Proceeds: Continue to expand our core team, pay more livable salaries, rent an office or co-working space.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met

after any cancellations.

7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by the price of **Units** issued to new Investors , or

- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Units**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Units**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$5 million**) divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs.. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Units**, and the value received by Investors was less than the value of the units they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock				No
Other				
				No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than **$5 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

For each convertible note: 20% discount, 5% interest rate, with no valuation cap (notes that are already matured have not converted and instead are accruing interest)

CREDITOR / TYPE / AMOUNT / MATURITY
Jordan Plosky. Convertible Note, $18K. 6/30/16.
Deborah Blair. Convertible Note, $10K. 6/30/16.
Andrew DeBaker. Convertible Note, $5K. 6/30/16.
Jutta Wexler. Convertible Note, $15K. 6/30/16.
Brian Steele. Convertible Note, $10K. 6/30/16.
Jay Weiss. Convertible Note, $25K. 6/30/16.
Eric Plosky. Convertible Note, $15K. 8/30/16.
Marian Wexler, Tom Cadigan. Convertible Note, $15K. 9/30/16.
Jim and Michele Debaker. Convertible Note, $10K. 9/30/16.
Shilpa Nayyar. Convertible Note, $20K. 10/30/16.
Ian Pfister. Convertible Note, $1K. 10/30/16.
STAX Films. Convertible Note, $10K. 4/30/17.
Gregory Weiss. Convertible Note, $5K. 4/30/17.
Kimberly Blair. Convertible Note, $2.5K. 2/28/18.
Curtiss Pope. Convertible Note, $5K. 9/1/17.

Loan, 15K. No interest. The repayment shall be triggered by an investment of $200,000, or more into ComicBlitz. There is no time period, or deadline.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2014	Section 4(a)(2)	Convertible Note	$18,000	General operations
12/2014	Section 4(a)(2)	Convertible Note	$10,000	General operations
12/2014	Section 4(a)(2)	Convertible Note	$5,000	General operations
12/2014	Section 4(a)(2)	Convertible Note	$15,000	General operations
12/2014	Section 4(a)(2)	Convertible Note	$25,000	General operations
3/2015	Section 4(a)(2)	Convertible Note	$10,000	General operations
3/2015	Section 4(a)(2)	Convertible Note	$15,000	General operations
4/2015	Section 4(a)(2)	Convertible Note	$15,000	General operations
4/2015	Section 4(a)(2)	Convertible Note	$10,000	General operations
4/2015	Section 4(a)(2)	Convertible Note	$1,000	General operations
5/2015	Section 4(a)(2)	Convertible Note	$20,000	General operations
10/2015	Section 4(a)(2)	Convertible Note	$10,000	General operations
1/2016	Section 4(a)(2)	Convertible Note	$5,000	General operations

3/2016	Section 4(a)(2)	Convertible Note	$5,000	General operations
8/2016	Section 4(a)(2)	Convertible Note	$2,500	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Jordan Plosky (Co-Founder) $18,000 convertible note, 20% discount, 5% interest rate.
Andrew DeBaker (VP of Finance) $5,000 convertible note, 20% discount, 5% interest rate.
Jutta Wexler (Mother In-Law) $15,000 convertible note, 20% discount, 5% interest rate.
Ari Stone (Brother In-Law) $25,000 convertible note, 20% discount, 5% interest rate.
Eric Plosky (Brother) $15,000 convertible note, 20% discount, 5% interest rate.
Jim & Michele DeBaker (Parents of VP of Finance) $10,000 convertible note, 20% discount, 5% interest rate.
Jay Weiss (Parents of Co-Founder) $25,000 convertible note, 20% discount, 5% interest rate.
Gregory Weiss (Co-Founder) $5,000 convertible note, 20% discount, 5% interest rate.
$15,000 loan, no interest rate, no maturity. From parents of founder.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

ComicBlitz is a subscription platform that provides end users with unlimited access to digital comic books on their mobile devices, and PC's. We license premier content from top tier publishers, and act as a distributor for those licensed goods. By providing these assets via a subscription model, we solve the number one pain point for customers, and that is providing exponentially more value for their content than traditional avenues.

Our current revenue streams are mostly comprised of user subscription fees. We currently offer users two tiers of pricing, $7.99 for unlimited access to our entire library, and $3.99 for 10 comics per month. Roughly 93% are unlimited users, while 7% of users partake in the lower tiered plan.

Approximately 8% of our revenue for 2015 was from advertising.

ComicBlitz utilizes a custom built content delivery network in order to provide streaming content in a secure fashion to the end user. Our wser interface provides the leading user experience in the marketplace, and allows users to easily search, find, select, open, read, share, rate, review, and save books for later. Users also have the ability to download books to be read offline at a later time. Some of our leading revenue drivers came from the signing of new publishing partners that offer premier content, and our expansion first to the iphone platform, and also to our mobile responsive web reader.

We also saw customer acquisition and revenue growth from press, pr, and advertising around all of these revenue drivers. Customer awareness around newsworthy items aided in growing our customer base.

ComicBlitz was originally founded in 2014 in order to provide subscription based digital comics to the world at an incredible price point, and user experience. Since our inception, we have launched on iPad in October of 2015, iPhone in February 2016, our mobile responsive web reader in July 2016, and our Android app is due February 2017.

We have crossed the ever important milestone of 5,000 registered users in December of 2016, and also, have a lifetime total of over 550 paying customers since our launch in October 2015. Our paid user growth rate is over 220% for the calendar year of 2016. We have had over 440,000 page views within the ComicBlitz app for 2016. We have deals with 6 Top 20 publishers, our first digital exclusive, and a total of 29 publishing partners on the platform, and counting.

With the addition of new delivery platforms, and content from premiere publishers, our growth has gradually accelerated over the course of the year. Our heaviest growth was in Q3 Q4, with signs of further acceleration in Q1 of 2017. We are currently operating at a loss, but those losses continue to diminish.

We expect to continue to grow our business in 2017. As stated above, we have seen our strongest growth in the most recent months, and expect that growth at the very least to naturally evolve. However, we are planning deals with new premiere publishing partners, offering new content, expanding to the Android operating system, and have shown some real growth with our guerilla marketing, and customer acquisition.

We anticipate using our available cash for operations, and licensing fees for the next 3 months. We base this estimate on our monthly overhead, and available capital. We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our company, capital to pursue more premiere content, valuable team members, and prime advertising.

The proceeds of this offering will enable the business to continue to pursue its main activities and are necessary to our viability. These proceeds will improve liquidity by assisting in procuring premiere content to offer to customers, and entice even more customers to become subscribers, generating not only more subscription revenue, but more advertising revenue, and more ancillary revenue from other streams.

Net cash used in operating activities consisted of $118,380 ($122,832 net income adjusted for Accrued Interest Payable and Other Liabilities) for the year 2015. This compares to net cash used in operating activities for 2014 of $7,588. The increased cash spent was driven primarily by app/website development and marketing costs.

Net cash used in investing activities was $976 for the year 2015 compared to $0 for 2014.

Net cash provided by financing activities was $125,500 for the year 2015 compared to $13,500 for 2014. All cash provided was a result of proceeds from the issuance of convertible debt instruments.

Capital Resources.

We have financed our operations through friends and family investments. These have been issuances of convertible debt. All convertible note agreements total $166,500 of investment, and is split between 15 different investors, including both Co-Founders of ComicBlitz. The terms are the same for each investor. 20% discount, 5% interest rate, with no valuation cap.

We also have an outstanding loan to repay in the amount of $15,000. The repayment shall be triggered by an investment of $200,000, or more into ComicBlitz. There is no time period, or deadline. The loan was made by a private individual, and not an bank, or other organization.

Historical Results of Operations.

The Comic Blitz website went live in October 2015. Revenue for 2015 was $985, composed entirely of payments from monthly subscribers.

Direct costs of revenue were $10,848 for 2015, consisting of payments to publishers and credit card transaction fees. SG&A costs were $108,683 in 2015, compared to $7,588 in 2014. This consisted primarily of app/website development fees and marketing expenses.

Our expectations are high for 2017. With the deployment of our Android app, we are looking to now target the entire market, not just iOS users. We also plan on bringing on more premiere publishing partners, which will certainly help increase our subscriber base. And also, by bringing on more users, we can bring on more advertising dollars, which will aid in profitability as well.

We will be expanding our technology to be able to ingest, and deliver manga comics, which is a Right to Left reading experience, vs. the traditional Left to Right, but by adding this new genre, we are also casting a wider net for users on our platform.

We are also going to be implementing an automated publisher upload portal, for independent, and individual creators to upload their content to ComicBlitz. As creators of this level are always looking for more outlets for their work, they will be essentially ambassadors for the brand, telling their friends and fans to check out their work on ComicBlitz.

We also have designs for future features that will not only draw more users to the platform, but keep them here beyond just reading comics. There is a slate of features that will help differentiate us from any other digital comic platform on the market today. And that's before we even get into producing original content, and adding truly disruptive features to the ComicBlitz brand.

Finally, we have had some great success with strategic partners that have aided in the customer acquisition for ComicBlitz, and plan to nurture those relationships, and seek out, and begin new ones that will only broaden the user base for ComicBlitz.

We only see a trajectory of growth over the next few years.

Cash on Hand / Burn Rate

As of January 2017, the company had cash on hand or cash equivalents of $2,060, with a cash infusion of $10,000 expected to come in within the next week. The company operates at a burn rate of approximately $1,350 per month.
$10,000 has been infused into the business on 2/5/17.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.comicblitz.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

CLOSING IN 8 DAYS
Invest until 11pm EDT on May 1

INVEST IN COMICBLITZ

Netflix for Comics | All-you-can-read platform for thousands of comics

> *We're building the world's largest comic book store and providing unlimited access to it all! Comics are still for the most part old school—visit a physical store to get a 20 page issue at $3.99 apiece. But there are 120 ongoing series between Marvel & DC alone. Imagine dishing out $4 for each issue of each series you're interested in every month. Comic books are expensive! We're bringing comics into the 21st century by offering a true all-you-can-read subscription for digital comics.*

Jordan Plosky
CEO, COMICBLITZ


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INVEST

Future Equity (SAFE)

$5M valuation cap

A SAFE gives you the right to future units in Comic Blitz. If you invest, you're betting the company will be worth more than $5M in the future.

INVEST $25,000+ FOR VOTING RIGHTS

INVESTOR PERKS

$250+	1 year membership to ComicBlitz. Activated upon successful closing.
$500+	2 year membership to ComicBlitz. Activated upon successful closing.
$1,000+	Lifetime membership to ComicBlitz. Activated upon successful closing.
$2,500+	Lifetime membership to ComicBlitz, and 30 minute skype call with CEO, Jordan Plosky, OR CTO, Gregory Weiss
$5,000+	All the above, plus a 1 day exhibitor pass to any convention ComicBlitz is exhibiting of your choosing (travel not included)
$10,000+	All of the above, plus exclusive, limited edition ComicBlitz investor t-shirt
$15,000+	All the above, plus a personalized stack of ComicBlitz business cards
$25,000+	All of the above, plus a 15 minute Skype call with comic book legend, Mark Waid!

OUR AMBITION

Subscriptions are the future of media—just take a look at Netflix, Hulu, Amazon Video, all for TV alone. It's a no brainer that digital subscriptions are also the answer for comic books, which depend on monthly issues and loyal readers. We've crafted a win-win solution for both readers (who can consume as much as they want) and publishers (who can now easily engage loyal customers). That's why we already have over 775 available titles, such as James Bond, Star Trek, My Little Pony, and more.

KEY FACTS

- over 5,500 registered users
- signed 29 licensing deals with content providers
- Over 200% growth rate in current subscribers for 2016
- 177% increase in monthly page reads for 2016
- Ranked as high as #33 on the iTunes "Books" category
- 240,000+ impressions in Apple App store
- Users in over 133 countries
- TechWeek LA Finalist in Startup Competition

https://comicblitz.com *from Los Angeles CA*

MEDIA · GAMES · COMIC BOOKS · SERVICES · SOCIAL · TECH · SOFTWARE · ENTERTAINMENT · TOYS · SAAS · LEISURE · RECREATION · MOBILE · LIFESTYLE · FILM · B2C · FAMILY · EDUCATION · ECOMMERCE · ART · APP · PUBLISHING · SUBSCRIPTIONS

WHY I LIKE COMICBLITZ

> *As some of you know, I was among the first of the mainstream comics community to champion digital comics. I'm a big believer in them--the immediacy of delivery, the way they reach rural areas without a comics shop, and frankly, how convenient they are to carry on a tablet. That's why I'm so impressed by what Jordan and his crew have built. This is the future, and you're going to want to be a part of it.*



Mark Waid

EISNER AWARD WINNING WRITER, DIGITAL COMICS ADVOCATE

THE BUZZ ABOUT COMICBLITZ

Having worked with the biggest in the business, I am extremely impressed with the way ComicBlitz is approaching the market. They have a keen understanding of the customer need, and they are clearly demonstrating to publishers that this model is here to stay. With the right backing, they will be unstoppable in the field.

Samantha Saturn
Former CMO of Comixology

"Having been immersed in the subscription business at Spotify, I am uniquely suited to sense the possibilities of an up and coming company making waves in a similar vertical. Digital media is the wave of the future, and I'm so impressed with how ComicBlitz has been able to be at the forefront of that transition in the comics industry. Behind the scenes, they have all the right elements in place, and I'm truly looking forward to them taking over the space in the near future!"

Michael Kim
Global HR Business Partner, Spotify

This is a wonderful app, especially if you love reading comics. I have had no problems yet reading on my iPad. A great and wide selection of comics make for a truly wonderful weekend of reading, or even an afternoon! I love being able to try series I was holding off on. Big thumbs up for giving me such a great opportunity to further experience a hobby I already love!

BigMe1975 (iTunes review)
Customer

I'm really impressed by these guys, they've got really good comics and graphic novels and the functionality of the app is great. I use an iPhone and the way I can move over the pages makes reading a pleasure. The quality of the digital versions of the comics are top notch as well. For avid readers of comics and graphic novels, this is a must have, for casual readers (like me) it's well worth the subscription!

SpongeAbsorber (iTunes Review)
Customer

I think this service is amazing. I like the variety of titles outside the big two publishers. I also love how the entire series is on one app. Also reading offline is a plus. I recommend it to those who are looking for different titles and want the same kind of digital access as marvel unlimited or DC digital. It really opens up the person to more comics in general.

James K.
Customer

The comic industry is wide open for a "Netflix" like service and while many have tried so far, ComicBlitz is the one succeeding.

Brett Schenker
Founder of GraphicPolicy.com

From a publisher's perspective, this is exactly the platform we need right now. There needs to be competition in the marketplace, and new ways for content creators to reach their audience. In an industry where there are only a few major players, I'm proud to be advising, and working with ComicBlitz, who is making a name for themselves as a contender. I truly believe in Jordan's passion, ability, and the team he's put together in order to execute a platform like this at the very highest level.

Dinesh Shamdasani
CEO & CCO, VALIANT ENTERTAINMENT

Forbes

Entertainment Finance Forum -- Is Everything Old New Again?
January 24, 2017

The eighth annual Entertainment Finance Forum was presented by Winston | Baker recently. Gathered in view of the Hollywood sign, attendees heard from a range of speakers. Perhaps the buzziest topic was the panel titled Virtual Media, Real Profits.

The 'Netflix for Comics' App Comes to iPhone - IGN

January 24, 2017

Digital comic book app ComicBlitz is now available for all iOS devices from the iOS App Store. The " all-you-can-read" service initially launched only for Apple's iPad, but has moved over to the iPhone as well. The app itself has changed, too.

13 LA-based monthly subscription services to know

November 10, 2016

In 2016, convenience is king. If a product or service isn't available within a few hours, it's available the next day. But while the boom in on-demand startups is only really beginning, so too

Netflix for Comics? We Break Down Comixology, Scribd, Comic Blitz and More

October 13, 2016

If you like comics, it's easy to go on a binge session. A few years ago I had a subscription to Marvel Unlimited and I thought: "What was Brian Michael Bendis' run on Daredevil like?" I was three hours late to a party that night. Whoops.

Marc Alan Fishman: So There IS a Spotify of Comics!

February 6, 2016

I love it when I'm wrong. I love to be put in my place. Tough love, kiddos, is often the best kind of love. So, just a few weeks ago I shouted at the heavens "Why isn't there a Spotify ...

Los Angeles Techweek 2015 Features Mobile, Health Care and Fashion Innovations

December 2, 2015

Techweek is one of the largest week-long tech industry festivals in the nation. Launched in 2011, the seven-day festival allows entrepreneurs, tech visionaries and thought leaders to meet and enable the innovation ecosystem in cities across the U.S.

Comic Blitz is a new, Netflix-like app for comics

October 8, 2015

It's becoming increasingly difficult to leave the house these days, thanks to an abundance of services that brings just about everything from the outside world to your door/eyes. We've been in thrall to Netflix and its companions/competitors for a

Interview with CEO and Founder of Comic Blitz: Jordan Plosky

August 13, 2015

AiPT!: If we wanted to encapsulate your company, we'd call it the Netflix of comic books, but maybe that's selling it short. What would be your pitch in 3 sentences or less? Comic Blitz: We're imprinting comics on a new generation. For less than the

Valiant And Dynamite On Tap For Comic Blitz Beta Run - Bleeding Cool Comic Book, Movie, TV News

June 17, 2015

Last year we started hearing about Comic Blitz, a digital comic app that would work a bit like Netflix allowing you as many comics as you like for a monthly subscription fee. The company was planning on rolling out a beta for the app this weekend at

THE COMIC BOOK INDUSTRY IS BEHIND THE TECH CURVE

Comics provide the least entertainment value per dollar: $4 for 5 minutes of content.

Imagine having to pay every single time you wanted to watch an episode of your favorite TV shows. That's what comic fans do now. Every week, fans must to go to a physical comics store and pay $4 per comic. And that $4 only buys you roughly 20 pages of content—that's a $1 for every five pages.



ANNUAL 1996
SUPERMAN
THE LEAGUE OF SUPERMEN!
DEAD EARTH

$4	22	120
Avg. Price of a Single Comics Issue	Avg. Pages of Content in an Issue	Ongoing Series Between Marvel & DC

SOLUTION: ALL-YOU-CAN READ-COMICS

Read and discover as much as you want, for one flat price every month.

ComicBlitz is doing what Netflix did for tv and movies. For the cost of two issues, comic fans can now get unlimited access to thousands of comics ($7.99). We've created a seamless user experience: just sign up, choose your plan, and take hundreds of series anywhere you go. Read on your laptop, iPad, iPhone, and (coming in February) Android.


MOST POPULAR
LAST ARRIVALS

COMICBLITZ GIVES YOU SUPERPOWERS

Get all the benefits of going digital—store your favorites, bookmark pages, zoom in on the details and more.

READ ENTIRE SERIES

We offer ALL VOLUMES available in a series!

CUSTOMIZE YOUR SHELF

Curate as many lists as you want to stay organized and inspired!

ZOOM

The Devil is in the details—zoom in and find him!

RATE & REVIEW

This is the internet. We expect to read some really weird reviews.

NO COMMITMENTS

We aren't shady; cancel online any time.

WE'RE YOUNG AND GROWING FAST

ComicBlitz has signed some of the top comic publishers and amassed loyal fans.

The ultimate winner of digital comics will be whoever achieves the best user experience and the biggest, most diverse comics database. ComicBlitz is on our way there. We've already signed 6 of the top 20 comics publishers, with titles ranging from G.I. Joe to My Little Pony.

750

Titles Currently Available

6

Of the Top 20 Publishers

5,500+
Total Users

127,000
Pages of Reading Material

4,500+
Comics & Graphic Novels

29 Licensed Publishers So Far

ComicBlitz provides a win-win solution for publishers to engage their biggest fans and resurface older content.

The #4 comics publisher in North America, with titles ranging from Transformers, GI Joe, Star Trek, and My Little Pony.

Top 10 publishing company, the 3rd largest shared universe in comics. Series are currently in production for film, tv and web releases.

Led by superstar creator, Marc Silvestri, Top Cow is best known for titles such as Witchblade, Cyber Force, and The Darkness.

A Top 10 publisher and home to James Bond, KISS, Shaft, The Shadow, Green Hornet, Battlestar Galactica, Betty Boop, and more.

OUR JOURNEY SO FAR

Our focus has and will be to broaden our user platforms (Android app coming Februry!) as well as to partner with even more publishers to give fans the selection of their dreams.

October 2015



ComicBlitz Launches

ComicBlitz launches on iPad, with 9 publishers, and roughly 1,500 comics and graphic novels

November 2015

Global Launch

ComicBlitz announces global launch, and to date has been used by people in 133 countries

November 2015

techweek losangeles/2015

ComicBlitz is a Top 5 finalist in TechWeek LA's startup competition.

February 2016



ComicBlitz releases iPhone app

April 2016



Exclusive Content with DMC

Signs first digital exclusive deal with DMC, of the legendary rap group, Run DMC for his line of graphic novels.

July 2016



Responsive Web Reader

ComicBlitz releases their mobile responsive web reader, for laptops, pc's, and mobile devices on web browsers.

October 2016

IDW PUBLISHING

IDW Joins ComicBlitz

ComicBlitz signs it's highest profile publisher, IDW Publishing (Ranked #4 by marketshare) to a licensing deal, for titles such as Transformers, GI Joe, Star Trek, and more.

December 2016

ComicBlitz Growing Fast

ComicBlitz ends the year with over 5,250 users, 450,000 pages read, 27 licensing deals (6 Top 20 publishers).

2017

More Publishers on ComicBlitz

We are projecting to add at least 5-10 more premiere publishers in 2017, working our way up to Marvel and DC.

February 2017

android

ComicBlitz for Android

2018

Original Content Exclusive to ComicBlitz

JOIN THE COMICS REVOLUTION!


COMIC BLITZ
ALL YOU CAN READ

ComicBlitz is first and foremost a passion project of lifelong comic fans who are tired of the old guard in digital comics. We started this because we were looking to bring the best possible experience in digital comics to everyone.

This is a place where your voice can be heard! Where comic fans can actually have input into their own reading experience! Where the reader comes first!

Today, we are a major player in subscription services, but tomorrow, we are growing into so much more than that. With your passion, and help, we can become something the comics industry has never seen before. The world's largest comic store...and more!

Yours truly,

Jordan Plosky

MEET THE FOUNDERS



Jordan Plosky

CEO

Former Director of Content at ComicsFix. Lifelong comic book fan. Podcast creator and host. Former band leader/member of Billboard Top 100 artists (Miley Cyrus, Everclear, more). NYU alumnus.



Gregory Weiss

CTO

Senior Product Manager at Live Nation. Career technologist producing platforms for every size organization. His work is utilized by several Fortune 1000 organizations. Alumnus of GE's IMLP program.

AND THE REST OF THE TEAM



Mark Coleman

Advisor

SVP Global Sales at DoubleClick, which was acquired by Google. NAM Sales Director at Google. Startup advisor, and mentor.



Samantha Saturn

Advisor

Former CMO of Comixology, instrumental in their exit in 2014. Former SVP, Digital Marketing for Columbia Records.



Andrew Debaker

VP. Finance

Co-Founder and CFO of NEWPride. Developed and managed shared accounting service departments, and raised capital for several organizations. NYU Stern School of Business Alumnus.



Dinesh Shamdasani

Advisor

CEO and CCO of Valiant Entertainment, a Top 10 comic publishing company. Executive Producer of all Valiant film and tv properties.



Michael Kim

Advisor

Global HR Business Partner for Spotify. Former Senior HR Business Partner for Yahoo.



Surya Krishnan

CFO

Finance and strategy professional and MBA with over ten years of experience working within Wall Street, the Big Four, and Corporate Development.



Joshua Ma

Head of Marketing

Ability to tackle unique strategic needs of clients such as Microsoft, Xbox, Best Western, Focus Features, and various startups.



Justin Man

UX Lead

Self-driven UX Designer. Contractor for Hewlett Packard, Experian, more. Background in Cognitive Science. Able to empathize with users and understand their needs. UCSD alumnus.

DETAILS

What is ComicBlitz? ^

– COLLAPSE ALL

Think of ComicBlitz as "Netflix for digital comic books". Subscribers pay a low monthly fee for unlimited access to our entire library. We have a couple of pricing options. For unlimited reading every single month, the price is $7.99. We also have a lower tier where users pay just $3.99 for access to 10 comics per month. Finally, we have about 80 comics for free so people can sign up and just read the free comics. The price points of $3.99 and $7.99 are essentially what a reader would pay for one or two new comics, respectively. But with ComicBlitz, they get access to THOUSANDS!

ComicBlitz is available on iOS devices (all iPhones and iPads). We also have a mobile responsive web-reader, meaning people can read on laptops, desktops, and Android devices web browser. We are on schedule to release our Android app this February.

What's new about ComicBlitz? ^

ComicBlitz is the only TRULY Unlimited subscription platform available today in the world of digital comic books. Every other form of media distribution has unlimited platforms except comics. Movies, tv, music, magazines, etc. We are bringing that to the fans that so desperately crave it! We provide an elegant and intuitive user interface that's easy to use for a new, or established comic reader.

What lead you to start ComicBlitz? ^

Before I got into the world of startups and entrepreneurship, I was a professional musician and a music director. I played drums for artists such as Miley Cyrus, Jason Derulo, Everclear. I played drums for Perry Farrell (the lead singer of Jane's Addiction who founded Lollapalooza) in his band called Satellite Party. As a music director, I was in charge of the other band members that backed up the artists. That meant scheduling, negotiating contracts, logistics, and communicating with my team, and management. As an independent contractor, I was out hustling and networking to make sure I had another gig coming up. That spirit translates easily into being an entrepreneur because you have to be your own support system a lot of the times.

I transitioned from my music career into the world of comics because I didn't want to be traveling and away from home as much. I have a six-year-old daughter now, who was two when I quit touring. I was working at a couple of day jobs but wasn't happy. Besides music, my other big passion has always been comics, so I started working with another startup that was in the comics subscription space. That's where I cut my teeth. I realized I was building this business for someone else and things weren't working out between us. I thought, "If I am building this for him, I can build it for myself." I started doing the market research, put together my first team, raised some money through friends and family, and put out the first product in October 2015.

How has ComicBlitz grown since launch? ^

We debuted our iPad app in October 2015, our iPhone app in February 2016, and our web reader over the summer. When we first launched with the iPad app, we only had nine publishers on board and probably less than 2,000 comics and graphic novels in the library. Today, we have 29 publishers and close to 4,500 comics and graphic novels. Out of the 29 publishers, six of them are considered to be among the top publishers in the comics industry. We have the number four publisher in comics and two other top 10. Those are IDW Publishing, Dynamite Comics, and Valiant Comics. We also have Top Cow (an imprint of Image Comics), Action Lab, Zenescope, and Aspen Comics which are top 20 publishers.

Our titles include well- known names like Transformers, G.I. Joe, Star Trek, My Little Pony, James Bond, The Green Hornet, The Shadow, Vampirella, Red Sonja (from the world of Conan the Barbarian), Ghostbusters, Godzilla, some X-Files, and Dungeons and Dragons books.

Why comics? ^

I've been a lifelong comics fan. Like most comics readers, I took a break during my late high school and college years because there were other things to focus on. Then five or six years ago, I got back into comics in a big way. I was always interested in working in comics, but I'm not a writer and I'm not an artist. ComicBlitz is my way of contributing to the industry that I love. I'm not someone who likes working for somebody else. I like being my own boss, working as hard as I want, doing my thing, and reaping the benefits.

My first career was as a touring musician/ music director. When I was on the road traveling with bands, digital comics were a lifesaver. All I needed was an iPad. I didn't have to carry around stacks of graphic novels or books. Digital was a really big deal for me. It's still an emerging technology in comics.

Why would publishers choose ComicBlitz? ^

This is a brand new revenue stream for publishers. Publishers in the comics industry are looking for as many outlets as possible, and their number one pain point is finding new readers. When a service like ours comes along, it helps them reach more new readers. We are an aftermarket product that provides syndication type royalties, commonly found in tv, and film, but aren't available in comics.

Publishers first sell their books through either print or digital, and then after those sales have spiked, they bring their content onto our platform and we extend the long tail of the earnings potential. Traditionally, there is almost no aftermarket in the world of comics. The aftermarket is a smattering of digital sales, but for the most part, it is collectors and traders on eBay and Craigslist or at comic conventions. None of the money from those sales goes back to the publishers. So even though we are not paying out retail sized sales back to the publisher, we are still getting their content in front of a lot more people, and making up for the payout with volume.

Who are your competitors? ^

Right now there is one major competitor called Comixology. They're like the "iTunes of digital comics", which allows a user to purchase individual comics and graphic novels. Comixology began offering a subscription service over the summer. Amazon purchased Comixology in 2014, and I like to say that their subscription service is more like Amazon Prime, to our Netflix. They will give you volume one of a title as part of your subscription but you have to pay for every subsequent volume after that. It's like if you watch a tv show on Amazon Prime and they give you season one as part of the Prime subscription but then you have to pay for seasons two, three, and four. We are like Netflix because your ComicBlitz subscription gives you truly unlimited access to everything in our library.

The other big competitor is Marvel Unlimited. Marvel Comics has their own platform where people pay $9.99 a month for unlimited Marvel digital comics.

How do you expect to take on a major competitor like Amazon? ^

Amazon purchasing Comixology and starting a digital comics subscription service has helped us in a couple of ways. One, it helped us sign major publishers and opened doors with other premier publishers. Two, it confirms that there's money to be made in comics and specifically in digital comics.

At one time, Comixology had exclusive contracts with Marvel and DC. All of those exclusive contracts have since expired and are viewed as restrictive by publishers, and are no longer en vogue. Publishers can distribute their content wherever they choose.

Amazon has done a lot of stuff in the digital world, yet they've never been the leader. Nobody uses Amazon Music, and I think they've tried to do Amazon e-book subscriptions. Just because it's Amazon doesn't mean we shouldn't try or that we don't stand a chance. Amazon doesn't always win. They're great at shipping physical products, but there's definitely room for competition in other areas.

Comixology is a 1.5-star app in the app store. Customers don't really like Comixology. It's just the only service really available at the moment. Customers are ready for something new. Comixology has been out for seven years and hasn't done too much other than be a place where you can go and read your comics. We want to enhance the experience around the comics. One way we plan to do that is by building social features within the app. Without giving too much away, we have ideas that are not seen in the world of digital comics today that we think will give us tremendous advantages over our competition. Get in contact if you'd like to learn more about that!

How will you bring in brands like Marvel?

Our strategy is to onboard publishers number 3 through 20 first. Then we can get to Marvel and DC comics, home to Batman, Superman and Wonder Woman. If we can get all of the other comic publishers on board and build up our user base that way, then we would be attractive enough to Marvel and DC. We want to show them that we built this thing without their help and that we are a viable place for them to put their content. I've spoken with them multiple times over the past couple of years, and I think it will come down to showing them that, for one, we are not just repurposing their customers. Two, that we can provide them new customers. Three, that we have the right financial deal on the table for them.

What's your relationship with these publishers?

For the majority of our publishing partners there is a standard agreement for a backend streaming royalty. Every time their books get read, they get paid. We actually break it down by the page, and handle reporting accordingly. A select few publishers were paid an upfront advance on royalties recoupable on a fully cross-collateralized basis throughout the term of their contract.

We make it extremely easy for publishers to come on board and extend the life of their content. They realize that they can do nothing and make no money, or they can put their works up on our platform and make some more money. It's not just about the money, it's about the exposure, too. Publishers already do a lot of things such as give away free digital comics or free print comics to try and grab new readers. Instead of the publishers having to pay to give away comics, we are promoting them and they make additional revenue in the process.

Why would publishers not want to sign with ComicBlitz?

We have never had a flat-out no. We have had people say, "Well, we're kind of busy with some other stuff right now," or they'll say they will consider it later. I think a lot of publishers are old school. They look at comics as a print medium and they're fearful that more digital platforms could help kill the print market. The numbers have proven otherwise. Unlike the music industry, since the debut of digital comics, the print market has grown every single year. Digital has been a wonderful proponent for print comics.

You can't go into a drug store and find a spinner rack of comic books anymore. Digital comics have introduced a whole new generation of people to comics. They have helped bring new demographics to comic books, especially women. Digital comics allow people of all kinds to find the content that they want without having to go to the store. Many comic fans don't have access to local comic book shops, or live in an area without one. Digital comics, and specifically the subscription model, democratizes comic books.

How are people consuming comics online?

We are able to track all of that information, with the help of Google Analytics, and MixPanel, two analytics platforms that provide us with all information that we could want on our readers, and customer base.

The app is laid out with a couple of different sections. We list the most popular, the latest arrivals, staff picks, and then the user's recently read books. Another grouping shows the free comics. The "most popular" changes every week based on what we see in our analytics. That shows us which books get read the most, and we report that back to the publishers. We also know if people are using either iPhones or iPads or, of course, laptops or desktops. We even know what operating systems they're on, among other key information.

The iPhone 6 is large enough that if you turn it sideways, it's easy to read comics by scrolling up and down. Some people have iPhone 6 Pluses and some Android phones, which we'll be on soon, and those phones are really big. One of the good things about having a phone is you don't have to carry anything extra. You don't have to have a couple of comics with you or a graphic novel with you that you have to take out on the subway or on a plane. It may not be the optimal reading experience, but that's a tradeoff for the convenience those readers are getting.

Tell us about your customers.

We are currently at around 5,500 users on our platform. Out of those 5,500, we have had over 525 paying customers throughout the lifetime of the product. All of that has essentially been done with less than $3,000 going towards customer acquisition and marketing. That brings our customer acquisition cost to a a little over $5 a person. That's not a very high customer acquisition cost, which shows that this is a incredibly scalable business. We have efforts in place that are successfully lowering that CAC even further.

I think some of the 5,500 people using the platform but not buying might not be iOS people. Perhaps we do not have all of the contest they need. People take Netflix for granted now that they have all the content that people want, but they didn't start out that way. We are still in that embryonic phase. We have to get on Android. We have to have a little bit of money to entice publishers to come on board. I think we need to sign publishers number 3 through 20. We already have number 4, but once we get 3 and 5 and then everything else fills in, I do believe we can have that hockey stick moment where our users and revenue start shooting up. Then we will attract DC and Marvel. Yes, we have 5,500 people who have signed up and not converted, but our overall conversion rate is roughly 9%, which is above industry average. It takes a lot of signups in order to get those people to purchase. Our metrics are well established in that regard. We just need 10-fold and then 100-fold more people signing up, but that takes money.

Our issue is customer awareness. We know every time that we get press or any time we do a little online advertising, we have people signing up. We can't keep throwing money at the problem otherwise we'll have no money left for any other operating costs. It's a balancing act.

How do you make money?

We have several potential revenue streams. Customer subscription fees, advertising, affiliate merchandise sales, white label technology, big data, and original content.

What is your strategy for future growth?

We want to go after customers first, and that will attract the publishers. If we can show publishers we have 50,000 users onboard our platform for example, then they will want to be in front of that audience. We have run promotions where people can get three free months or six free months, so the paying customer isn't indicative of how many people can be viewing their content and earning them money. For us, it's all about sign-ups. We have enough content right now to get the sign-ups. Sign-ups lead to publishers. More publishers lead to paying customers. That’s our roadmap into the future, navigating that chicken & egg scenario.

The best way for us to acquire these new users has been press and public relations. That has undoubtedly brought us the largest amount of users, and subscribers. Also, affiliate marketing has been instrumental in our growth lately as well. Reaching a large amount of new users, and subscribers, with no up front costs, only paying per signup, so it’s quite advantageous. Then there is certainly online marketing through Facebook and Google ads. Which has proven to bring in new subscribers every time we run a campaign. With a larger budget, we’d be working with online influencers and setting up booths at comic cons so people could check out the app at those events. That’s a really expensive endeavor and on such a shoestring budget, our money is better spent online.

Tell us about the team. Why will you win?

I am the co-founder and CEO. I am a graduate of New York University. I had a successful career as a professional musician and music director for 9.5 years. That is an extremely competitive space, and my success speaks to my networking abilities, my relationships, my reputation, and my grit. This is the first company that I've founded, but I feel like I was in business for myself all of those years as an independent contractor. I'm also a lifelong comic book fan, and I used to do some podcasting talking about music and comics. Before founding ComicBlitz, I worked for another startup doing the “Netflix for digital comics” model, where I truly cut my teeth in the comics world. All of those experiences, coupled with my own research, and ability to become an expert in the space have led ComicBlitz to be a true competitor in the industry.

My Co-Founder and CTO is Gregory Weis. He is a full stack developer who built our entire website, currently our Android app, while administering our iOS app. Greg has been coding since coding started being a thing about 15 plus years ago. He was most recently the senior project manager at Live Nation, one of the world's largest event ticketing companies. The two of us are full time on this. We're both financially and, obviously, sweat-equity invested in this. Andrew Debaker is our day-to-day finance person. He's a trusted professional who graduated Stern Business School at NYU. He's been an accountant/ controller for over 12 years.

Then we have a impressive board of advisors. It’s lead by Samantha Saturn, the former CMO of Comixology (integral in their exit to Amazon). We also have Dinesh Shamdasani, who is the CEO of Valiant Entertainment, one of the top 10 publishers in the country, and their content is on board with us. Mark Cohen, one of the first employees at DoubleClick (acquired by Google), is another advisor. Finally, there is Michael Kim, who is a Global HR Business Partner for Spotify and was previously a Senior HR Business Partner at Yahoo.

What is your biggest concern?

Our biggest risk is navigating the comic publishing landscape. Right now, no premiere publishers have exclusive contracts with anyone. That method of contracts is a thing of the past, that didn't work out well for publishers the first time around. But, although unlikely, it's always possible for a competitor to lock up an exclusive with a publisher.

Tell us about current revenue and performance. ^

We currently bring in about $1,100 a month. There is a decent percentage of that who are still under a promotional period, paying $1/mo, who are soon to be converted to $7.99/mo, further increasing our revenue. In fact, the revenue does not accurately reflect our user base at the moment.

The fact that we have customers who have stuck with us since the first month is huge. We find that if a user gets past a month or two of service with us, they tend to stick around. The average user has been with us eight to nine months.

Our pain point is customer awareness. Having the money to get out there and attract more customers is only going to help us raise our monthly revenue higher. We have seen evidence, in small spends that once people find out about us, we do get a proportionate amount of signups and subscribers.

ASK A QUESTION

Type your question here...

ASK QUESTION

Edwin Mak Feb 9

Hi Jordan, thanks for your response! "We've been toying with the idea of even releasing print versions possible as well!" - this was what I had in mind when I asked the question. While I love to read on mobile/tablet, there will always be that few books which I prefer to hold physical and keep. Likewise for merchandise, when you have substantial content and subscribers, this feels like a great avenue to monetise. Just one more question - what are the costs involved in licensing content from publishers besides paying them for each page that's viewed by a reader?



Jordan Plosky CEO FO[illegible] Feb 10

Edwin, usually the cost is just paying for each page that's viewed. For some premiere publishers however, there could be advance payments offset by the accrual of royalties. So, we need to come up with that money in order to acquire content.

LIKE

Travis Combs Mar 1

I'd be very interested in investing. I have between $25,000 and $50,000 available, however my net worth is not over the "accredited investor" level and thus I am incapable. If I were to though, this would not be the arena I would want to commit my resources in seeing as I would only be receiving a "Simple Agreement of Future Equity" with no voting rights. They would more than likely be diluted to nothing even if the company were to prosper. Additionally, even if the shares were actual equity all the prior investors in the company are currently accruing interest as they invested through convertible notes that have matured but not converted. This leads me to my true line of questioning, and... [+ READ MORE]



Jordan Plosky CEO FO[illegible] Mar 2

Travis, thanks for taking the time to present all of that to us. I'll try to take it a piece at a time.
First, I don't believe you'd need to be an accredited investor to invest in this crowdfunding campaign, no matter what tier, or level you invest at.
As far as ROI in this round, we could only offer 1 level of documentation, a SAFE, Convertible Note, or Equity. We chose what we felt would best suit a large number of small investments from investors that are maybe not as experienced as you are.-----
Getting to the meat of it all. We expensed the cost of the development at first because it was more associated with planning than building, which you do have a point, we could have... ***[+ READ MORE]***

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MORE QUESTIONS

RISKS SPECIFIC TO COMICBLITZ

1. ComicBlitz relies on publishers to license their content to us in order for us to distribute it to our end users. We currently have licensing agreements with 29 publishers. 6 are Top 20 publishers, and a 7th is an imprint of the #3 publisher. We forsee that number growing, and filling out the rest of the Top 20. However there is the possibility of ComicBlitz not being able to obtain certain licenses.

2. ComicBlitz is a true competitor in the field of subscription digital comic books, and has very few competitors. We have substantial differentiators currently, and planned for... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

ComicBlitz is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?



Gregory Weiss

Co-Founder & CTO, Comic Blitz

ComicBlitz LLC • University of Maryland - Robert H. Smith School of Business

Greater Los Angeles Area • 500+

Experienced technology professional with a broad array of experiences as a startup founder, product developer and manager, solution architect & engineer across numerous industries and enterprises. Have brought several products and solutions from conception to market including enterprise BI reporting SASS solutions, Interactive learning/education products, Mobile digital entertainment subscription services.

Most recently, he has worked to bring a new exciting, disruptive service, ComicBlitz, to market to provide a revolutionary online/mobile engagement platform in the traditionally paper/hardcopy comic industry.

TECHNOLOGIES (ORDERED BY PROFICIENCY)

Angular.js Development
Full-Stack Web Development (inc. open source)
Amazon Web Services/SaaS Architectures
NoSQL/MongoDB/Parse
Java/Android Development
Swift/iOS Development
Data Warehousing Architectures
Python/Django

ANALYSIS/PROJECT MANAGEMENT

Kanban/Lean Enterprise
Jira/Confluence/Trello/Pivotal/Slack/Yammer
Agile / Scrum Methodologies
Requirements Analysis
Documentation (User Histories, User Cases, Wireframing / Prototyping)
ROI Analysis
Costing & Budgeting
Project Scheduling
Testing/QA/Rollout/Support
Change Management

SALES/CLIENT ENGAGEMENT

Client Relations & Presentations
Proposal Development (RFP/RFI)
Business Development
Cross-Functional Supervision
Team Building & Mentoring
Business & IT Planning
Vendor Management

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Experience

Co-Founder & CTO

ComicBlitz LLC
Aug 2014 – Present • 2 yrs 7 mos • Los Angeles, California

Co-Founder and Technology director of all aspects of product development, design, and solution architecture for subscription-based comic property content technology startup.

Lead Platform Architect: Architected and implemented the ComicBlitz service platform/API, utilizing AWS/Parse to power content delivery, security, and ecommerce service to all web and mobile applications across entire service offering.

Delivered ComicBlitz iOS Mobile Product: Guided all aspects of development of the service's iPad application. Created the Product Walk and MVP Feature Roadmap. Directed consulting resources daily coding activities and tracked progress and timelines. Oversaw all feature design and delivery and ensured it met planned design and functional requirements.

Delivered Android Mobile Product: Architected and implemented corporate Android mobile product, currently in beta, to be released publicly in February 2017

Delivered ComicBlitz Web Service: Architected and implemented all aspects of the corporate web presence including leading the responsive design effort with design team, coding of front-end SPA site using angular.js technologies

Delivered CB CMS Platform: Implemented content generation and hosting workflow leveraging open-source technologies to produce image artifacts from raw content required for the application

Media (1)

Comic Blitz :: All You Can Read

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Director, Technology
Guitopia.com / Dave Weiner Productions
Jan 2014 – Present • 3 yrs 2 mos • Los Angeles, CA
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Senior Product Manager, Venue Rendering
Live Nation Entertainment
Jan 2015 – Mar 2016 • 1 yr 3 mos • Greater Los Angeles Area
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Director, Technology
Ark Naturals
Jul 2011 – Dec 2013 • 2 yrs 6 mos • Naples, Florida Area
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Manager, Business Application Delivery
Lieberman Research Worldwide
Sep 2007 – Aug 2011 • 4 yrs • Los Angeles, CA
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Senior Business Analyst / Project Manager
Lieberman Research Worldwide
Sep 2007 – Oct 2008 • 1 yr 2 mos
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Technical Systems Analyst / Senior .Net Engineer
Mota
Jul 2006 – Jul 2007 • 1 yr 1 mo • Venice, CA
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Director, Application Development
Datastream Group, Inc
Mar 2002 – Jul 2006 • 4 yrs 5 mos • Naples, Florida Area
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Principal Consultant
Liquid Junction, Inc.
Jan 2002 – Jul 2006 • 4 yrs 7 mos
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Technology Consultant
Various
Jun 1999 – 2006 • 7 yrs
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Education

University of Maryland - Robert H. Smith School of Business
B.S., Management Information Systems/Computer Science
1994 – 1998
Activities and Societies: Tau Epsilon Phi Kind of Blue (Prominent Band appearing at Bars and Frat Parties)

Member of the College of Business Honors Program

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Wyomissing Area High School
1987 – 1991
Activities and Societies: Varsity Football, Varsity Basketball, Varsity Track & Field, French Club, Ski Club, Band.

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Pennsylvania Governor's School for the Sciences
1990 – 1990

Volunteering Experience & Causes

Asst Coach
Several Hockey Rinks
Jan 2004 • 1 mo
Children

I work with teams and clinics to help teach kids how to skate and play ice hockey. I also help coach and run some in-house teams.

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Featured Skills & Endorsements

Business Intellige… · 32 — **JAY WEISS and 31 connections** have given endorsements for this skill

Integration · 18 — **Marco Bartoli and 17 connections** have given endorsements for this skill

Enterprise Software · 18 — **JAY WEISS and 17 connections** have given endorsements for this skill

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Recommendations

Received (13) Given (1)

”Greg is a five-tool player, excelling in the areas of (1) Sales Engineering/Support, (2) Client Service, (3) Product Development, (4) Business Analysis, and (5) Technologist/Development. Greg worked directly for me and was an integral part of developing important new products and capabilities for our company and delivering new value to our clients. Clients, internal and external, loved him because of the incredible level of ownership and passion he brought to work each day.



Joan Cassidy
Vice President at Lieberman Research Worldwide
September 19, 2014, Joan managed Gregory directly

”Gregory and I worked together on a number of my larger on-going research projects, where he provided sales support and delivery management for a new suite of tools he and the marketing team created. When the new tools were released within the company, I was very excited to have a powerful new value-add to win new business, and grow my existing accounts. However, I was a little wary of its complexity. Gregory was instrumental in alleviating my concerns, and those of my extended research team.

Gregory stepped right in and gave us a comprehensive understanding of all aspects of the tools, how to sell it and how to manage it, including the new roles and responsibilities necessary to deliver this solution in our client projects. He also joined me in presenting this tool and handling the technical aspects of the sales process for a number of my clients. I could see from the start he had a very good way of making my clients feel comfortable and at ease with the opportunities and challenges this tool would bring to their business.

Additionally, Gregory worked hand-in-hand with my team post-sales to deliver and maintain the tools. It was an unfamiliar but he was with us every step of the way to guide us through the work, help us resolve technical and client obstacles, and frankly, keep our spirits high with his humorous and good-natured personality.

I know my clients and my team benefited from Gregory’s infectious attitude and excellent work and I’m sure he will continue to bring these traits to his future professional engagements.



Mike Clarke
EVP/GM at LRW
September 15, 2014, Mike was senior to Gregory but didn’t manage directly

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Accomplishments

3 **Certifications**
MCSD C# .Net

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3 **Honors & Awards**
TWLaunchLA 2015 Launch Finallist

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3 **Projects**
WePromise (Hack4Good GLOBAL FINALIST)

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2 **Publications**
ComicBlitz iOS App

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1 **Language**

Spanish, French

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Following

OTX
1,698 followers

University of Maryland, College Park Alumni Association (Official)
35,608 members



Tim Ferriss
Bestselling author, human guinea pig. Experiments: www.fourhourblog.com
927,201 followers



Leadership & Management
23,485,454 followers

Clear M&C Saatchi
4,529 followers

GoFundMe
5,976 followers

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Jordan Plosky

Co-Founder and CEO at ComicBlitz LLC

ComicBlitz LLC • New York University

Los Angeles, California • 500+

InMail | Connect

I am the Founder and CEO of Comic Blitz LLC. We are an UNLIMITED, All You Can Eat subscription service for digital comic books. Available on all iOS devices, laptops, desktops, and any mobile device with a web browser!

www.comicblitz.com
www.facebook.com/comicblitz
twitter.com/comicblitzapp
instagram.com/comicblitz

https://itunes.apple.com/us/app/comicblitz-all-you-can-read/id957658729?mt=8&ign-mpt=uo%3D4

Media (1)

logo.png

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Highlights

1 Mutual Connection
You and Jordan both know Robert Sopko

Jordan's Posts

4,312 followers

+ Follow



We're Hiring!
Jordan Plosky on LinkedIn
January 12, 2016

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Experience

Founder and CEO
ComicBlitz LLC
Dec 2013 – Present • 3 yrs 3 mos • Los Angeles, CA

Wearer of many hats. As the Co-Founder & CEO of ComicBlitz, I have done everything from market research before the formation of the company, to building a successful team, raising capital, and launching a fully functioning product.
Personally signed over 2 dozen deals with content partners, including exclusives, and top tier content providers.
Handled, and oversaw marketing campaigns, social media, business development, strategic partnerships, analytics reporting, financial modeling, UI/ UX Design, wire framing, and product management.
Written press releases, and done my fair share of networking, pitching, presenting, creating presentations, leading teams, and much much more.
Essentially, I've handled every aspect of business that is not coding.

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Director of Content Acquisition
ComicsFix
Aug 2013 – Dec 2013 • 5 mos • Los Angeles, CA

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Independent Contractor: Musician / Music Director
Jordan Plosky
Sep 2004 – Sep 2013 • 9 yrs 1 mo • Los Angeles

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Industry Outreach Advisor (1/13-12/14)
Los Angeles Film/Recording School
Jan 2013 – Aug 2013 • 8 mos • Hollywood, CA

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Marketing Account Executive/ Head Media Guest Booker- PR
NAC Marketing
Jun 2002 – Oct 2004 • 2 yrs 5 mos • New York NY

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Education

New York University
Bachelor's degree (Dean's List)
1998 – 2002

Featured Skills & Endorsements

Entertainment · 51 — **Heiko Schmidt and 50 connections** have given endorsements for this skill

Advertising · 32 — **Roger Chavez and 31 connections** have given endorsements for this skill

Digital Media · 6 — **Heiko Schmidt and 5 connections** have given endorsements for this skill

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Accomplishments

3 **Honors & Awards**
TechWeek LA Finalist

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1 **Patent**
Beverage container with sidewall access

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1 **Publication**
Patent USD671843 S1

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Following

Top Cow Productions
3,765 followers

WRITERS & ILLUSTRATORS
13,897 members

Dave Pell
Writer, Angel Investor
109,432 followers

Jason Calacanis
entrepreneur, angel investor, writer, father and talk show host.
271,109 followers

Comic Book Fixed Layout ePub Conversion w/Video
28 members

PR - Public Relations
32,860 members

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Surya A. Krishnan

M&A, Finance & Strategy Professional
Greater Los Angeles Area | Consumer Goods

Previous	MGA Entertainment, Ingram Micro, Glocal Studios, Inc.
Education	University of California, Irvine - The Paul Merage School of Business
Recommendations	1 person has recommended **Surya**

Summary

Finance and strategy professional and MBA with over ten years of experience working within Wall Street, the Big Four, and Corporate Development. Strong transaction advisory, valuation, financial analysis, and modeling skills and proven track record of planning, managing, and executing high profile valuation engagements and M&A projects. Demonstrated ability to shoulder significant amounts of responsibility working with upper management, and extensive experience working within cross functional and international groups. Reputation for consistently taking initiative and creating a high level of trust with bosses, peers and clients.

Professional skills and experiences:

Corporate Development & Strategy – I have significant experience working on M&A transactions as well as strategic initiatives. My responsibilities included collaborating with the various business units/country heads in identifying and evaluating high priority strategic acquisition targets, performing valuation analyses and due diligence, designing, assembling, and presenting transaction presentations to the C-level executives, and structuring transactions.

Valuation and Financial Reporting - Considerable experience with financial modeling, financial statement analysis, corporate finance, business enterprise valuation, and intangible asset valuation.

Industry Expertise – Significant transaction advisory expertise working with technology, media and entertainment companies, and private equity and venture capital firms.

M&A/Investment Banking – Several years of Wall Street experience including financial modeling, financial statement analysis, and designing and preparing transaction materials.

Start Up Experience – I worked at a media and entertainment start-up company where I had a significant role in helping incubate and execute the company's vision. More importantly, I proved my ability to function in an extremely fast-paced business environment, as well as shoulder vast amounts of responsibility.

Experience

Manager, Business Development & Strategy

MGA Entertainment

October 2015 – December 2016 (1 year 3 months)

Spearheaded M&A and corporate development process, and performed various finance and strategic roles at the largest private toy company in the US. Performed financial and strategic analyses for M&A transactions, regional business plans, new business ventures, budgets and forecasts, and presented deliverables to C-level executives
• Developed and maintained detailed operating and financial models for M&A transactions as well as helped lead and conduct the due diligence processes
• Built the company's business plans for Australia and Mexico with the Heads of Sales of the Asia Pacific and Latin America regions. Business plans included market overview and landscape, detailed P&L and NPV analyses, revenue targets by brand, revenue by channel and customer, scenarios for market entry, headcount assumptions and roadmap to success. Presented findings to President and CFO
• Developed the 2016 and 2017 annual budgets for the entertainment division for the FP&A team. Built individual brand P&L models as well as performed ultimates and cash flow analyses for the company's slate of film productions. Reviewed monthly, quarterly and annual results versus budget and performed variance analysis
• Managed the comparable company benchmarking review process on a quarterly and annual basis by developing detailed presentations for the executive committee which included analysis of profitability, activity and valuation metrics
• Evaluated and provided strategic guidance on new business opportunities to senior executives and marketing teams by performing financial analysis, reviewing comparable toy products, and assessing alternatives
• Oversaw the pricing approval and recommendation process for the sales teams by performing financial modeling and determining whether pricing requests satisfied gross margin thresholds
• Aided in developing and updating the company's top down revenue targets by brand with head of FP&A and President
• Created the company's corporate overview presentation

Senior Manager, Corporate Development and Strategy

Ingram Micro

April 2015 – July 2015 (4 months)

Collaborated with the business units and country heads in identifying high priority strategic acquisition targets. Performed robust valuation analyses and preliminary due diligence on target companies, designed, assembled, and presented strategy and approval-to-negotiate transaction presentations to the C-level executives, and helped determine the structure and economics of these transactions at a Fortune 100 technology distribution company
• Served as project captain for two specific M&A transactions within company's Technology Solutions business unit in Europe and Middle East
• Analyzed potential target companies by working with internal leaders and domain experts to better assess strategic, business, legal, accounting, and tax perspectives
• Performed robust financial modeling including DCF, synergies, comparable company and precedent transactions, and accretion dilution analyses
• Helped determine the structure and economics of acquisitions, and drafted term sheets, letters of intent, and final sale and purchase agreements with corporate counsel
• Regularly tracked external M&A opportunities sourced by investment bankers and outside parties and brought these opportunities to the attention of internal company business unit heads
• Developed an internal comparable company and precedent M&A transactions database in excel to function as the primary repository for the Corporate Development & Strategy team to leverage when doing deals, and provide the business unit leaders with up to date valuation metrics and information regarding the marketplace

Summer Manager (MBA Internship), Corporate Development and Strategy

Ingram Micro

June 2014 – September 2014 (4 months)

Identified potential acquisition targets and investment opportunities, performed business, financial and valuation due diligence, as well as worked on high priority strategic initiatives, at a Fortune 100 technology distribution company
• Developed business plan for several hundred million dollar investment opportunity. Evaluated and sized the market opportunity, developed financial model, collaborated with key executives, stakeholders, and domain experts, and presented recommendations. Plan was approved.
• Worked on two transactions with the Cloud Business Unit: one acquisition opportunity and one investment opportunity. Developed the financial and valuation models, performed industry research, liaised regularly with the target companies as well as the internal Cloud employees on due diligence, and presented summary findings to executives

Vice President

Glocal Studios, Inc.

May 2012 – July 2013 (1 year 3 months)

Developed the business plan for a media and entertainment start-up company focused on content aggregation and distribution and content creation services for the emerging markets
• Collaborated with the CEO and CFO to develop the company's business model and financial forecast
• Designed and prepared marketing and transaction materials that were circulated to potential clients and investors
• Played an active role in helping build company's business intelligence efforts by regularly researching the international content landscape with particular emphasis on films and TV series programming, identifying market trends and drivers, and verifying assumptions to be used in business plan
• Spearheaded company's marketing efforts to establish strategic alliances and partnerships

Senior Associate, Transaction Services - Valuation and Financial Reporting Advisory Services Group

PricewaterhouseCoopers LLP

September 2007 – May 2012 (4 years 9 months)

Performed business enterprise valuations, purchase price allocations (valuation of intangible assets), goodwill impairment analyses, and other valuation reviews for companies seeking guidance in financial reporting guidelines including US GAAP and SEC regulations
• Valued private equity and venture capital portfolio companies by performing financial modeling including discounted cash flow analyses and comparable company analyses. Reviewed investment valuations to help firms determine the fair value of their investments in accordance with ASC 820
• Built and developed detailed financial models as part of a team for several large billion and million dollar valuation engagements within the technology, media and entertainment and pharmaceuticals/healthcare spaces
• Technology, media and entertainment valuation engagements worked on include: Access Industries' acquisition of Warner Music Group ($3.4B), RHI Entertainment's (Sonar Entertainment) emergence from Chapter 11 bankruptcy, Warner Bros. Entertainment's acquisition of Turbine, Caesars Interactive Entertainment's acquisition of Playtika, and Google's acquisition of Motorola Mobility Holdings ($12.4B)
• Acquired and attained significant film industry knowledge with respect to the accounting and financial reporting guidance, ASC 926 (SOP 00-2)
• Pharmaceuticals/healthcare valuation engagements worked on include: Schering-Plough's acquisition of Organon BioSciences NV ($16.2B), Greatbatch's acquisition of Quan Emerteq, and portfolio company valuations for Arbor Pharmaceuticals and Revogenex
• Prepared proposals and pitches for potential clients to increase engagement activity. Efforts resulted in approximately $100k in annual follow on revenue for the practice
• Managed, mentored, and led staff - conducted new hire training, taught valuation principles and methods, advised on client interaction processes and project economics, and supervised project execution

Investment Banking Analyst

Legacy Partners Group/FBR

January 2006 – May 2007 (1 year 5 months)

Built and utilized financial models and conducted financial statement analysis - public comparables, precedent M&A transactions, leveraged buyout and discounted cash flow analyses to value client companies at boutique sell-side investment bank focused on middle-market transactions
• Completed $20M - $40M M&A and private placement transactions within the Industrials and Healthcare industries
• Designed and prepared transaction materials including valuation analyses, buyer lists, confidential information memoranda, marketing pitches, and management presentations
• Led and initiated firm's industry research effort of Business Services and Aerospace & Defense sectors. Resulted in addition of clients as well as enhanced deal flow

Global Tax Structuring - Transfer Pricing & Valuations Group, Associate

PricewaterhouseCoopers LLP

July 2005 – December 2005 (6 months)

• Valued client companies by employing financial models - public comparables and discounted cash flow analyses
• Planned and organized company pricing reports and documentation studies for the Internal Revenue Service

Statistics Analyst - Investment Banking Division

Lazard Freres

May 2004 – March 2005 (11 months)

• Employed at Lazard while also completing Master's degree at New York University
• Utilized financial models to calculate precedent M&A transaction multiples for comparable acquisition analyses
• Conducted due diligence on public and private companies in all industries using SEC filings, research reports, online services, and external databases
• Provided analysts and associates with up-to-date M&A information for Lazard presentations by compiling league and volume value tables

Investment Banking Intern

Capstone Partners

June 2003 – August 2003 (3 months)

• Assisted Vice President in analyzing companies in the specialty manufacturing and security industries
• Performed detailed industry analysis including identifying sector trends and drivers, and tracking M&A activity
• Employed various valuation techniques for specific M&A transactions and prepared precedent transaction comparables
• Aided with business development by targeting specific buyer, seller, and investor markets

Volunteer Experience & Causes

Indian Media and Entertainment Industry Panel Organizer and Coordinator for Film Festival

Indo American Arts Council

November 2009 – May 2011 (1 year 7 months) | Arts and Culture

Causes Surya cares about:

Animal Welfare
Arts and Culture
Children
Economic Empowerment
Education
Environment
Disaster and Humanitarian Relief
Science and Technology

Courses

Cornell University

- Microeconomics
- Macroeconomics
- International Trade and Finance
- International Monetary Theory and Policy
- Statistics and Probability
- Financial Accounting
- Econometrics
- Marketing
- Financial Economics
- Entrepreneurship and Private Equity (Johnson Graduate School of Business)

New York University

- Mergers and Acquisitions (Stern School of Business)
- Emerging Financial Markets (Stern School of Business)
- Math for Economists
- Applied Statistics and Econometrics
- Graduate Level Macroeconomics
- Graduate Level Microeconomics
- International Finance
- Money and Banking

Skills

Financial Modeling · Corporate Finance · Valuation · Financial Reporting · Due Diligence · Financial Analysis · Investment Banking · Mergers & Acquisitions · Strategy · Finance · Management · Microsoft Excel · Corporate Development · Start-ups · Financial Statement Analysis · See 15+

Education

University of California, Irvine - The Paul Merage School of Business

MBA Candidate Class of 2015, Finance, General

2013 – 2015

MBA - Finance

Courses included: finance, accounting, strategy, business management
Activities and Societies: Entertainment Management Association

New York Film Academy

Certificate in Filmmaking, Filmmaking

2009 – 2009

Filmmaking Course

New York University

MA, Economics

2003 – 2005

Activities and Societies: Bhangra Dance Troupe

Cornell University
BA, Economics
1999 – 2003

Activities and Societies: Varsity Tennis Team, Cornell Democrats, Society for India, Bhangra Dance Troupe

Recommendations

A preview of what LinkedIn members have to say about Surya:

> *Surya was a hyper intelligent and thoughtful intern who was a key contributor to Capstone's early days. He was eager to learn and worked as hard as*

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Groups

- IvyLife/The Original I...
- Bloomberg UTV
- Music Industry Netw...
- NYU Alumni Associa...
- The Ivy Plus Society ...
- Virtual Goods Summit
- The Ivy Plus Society ...

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